As filed with the Securities and Exchange Commission on May 7, 2020

Registration No. 333- 237958

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BEYOND AIR, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	47-3812456
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

825 East Gate Blvd., Suite 320

Garden City, New York 11530

(516) 665-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven Lisi

Chairman and Chief Executive Officer

Beyond Air, Inc.

825 East Gate Blvd., Suite 320, Garden City, New York 11530

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:

Gregory Sichenzia, Esq.

Avital Perlman, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

New York, New York 10036

(212) 930-9700

Approximate date of commencement proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.[  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [X]

The registrant hereby amends this registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 7, 2020

Prospectus

BEYOND AIR, INC.

172,187 shares of Common Stock

This prospectus relates to the offer and sale by the selling stockholders identified in this prospectus of up to 172,187 shares of our common stock, par value $0.0001 per share, issuable upon the exercise of outstanding warrants. The warrants were issued to the selling stockholders on March 17, 2020 in connection with our drawdown of $5 million from our $25 million line of credit. See “Description of March 2020 Financing” on page 10 of this prospectus.

The selling stockholders may sell or otherwise dispose of the shares of common stock covered by this prospectus in a number of different ways and at varying prices. The prices at which the selling stockholders may sell the shares will be determined by prevailing market prices for the shares or in negotiated transactions. We provide more information about how the selling stockholders may sell or otherwise dispose of their shares of common stock in the section titled “Plan of Distribution.” The selling stockholders will pay all brokerage fees and commissions and similar expenses. We will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the shares with the Securities and Exchange Commission.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is traded on the Nasdaq Capital Market under the symbol “XAIR.” The last reported sale price of our common stock on the Nasdaq Capital Market on May 6, 2020 was $7.10 per share.

Investing in these securities involves risks, including those set forth in the "Risk Factors" section of the prospectus and of our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "SEC"), each of which is incorporated by reference into this prospectus as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _____________, 2020.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

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ABOUT THIS PROSPECTUS

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Commission. The following discussion should be read in conjunction with the consolidated financial statements for the three and nine months ended December 31, 2019, the year ended March 31, 2019 and related notes included in this prospectus. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, any prospectus supplement, or any document incorporated by reference, reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K, 10-K and 10-KT filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “Beyond Air” or the “Company” refer to the business of Beyond Air, Inc. (f/k/a AIT Therapeutics, Inc.) and its consolidated subsidiaries.

Corporate Information

Beyond Air, Inc. was incorporated on April 24, 2015 as KokiCare, Inc. under the laws of the State of Delaware. On June 25, 2019, the Company changed its name from AIT Therapeutics, Inc. to Beyond Air, Inc., effective June 26, 2019.

Advanced Inhalation Therapies Ltd. (“AIT Ltd.”) was incorporated in Israel on May 1, 2011 and commenced its operations in May 2012 and is a wholly-owned subsidiary of the Company. On August 29, 2014, AIT Ltd. established a wholly-owned subsidiary, Advanced Inhalation Therapies Inc., a Delaware corporation. Effective July 4, 2019, AIT Ltd. changed its name to Beyond Air Ltd.

Our principal executive offices are located at 825 East Gate Boulevard, Suite 320 Garden City, New York 11530, and our telephone number is (516) 665-8200. Our website address is www.beyondair.net. Our website and the information contained on our website, or linked through our website, are not part of this prospectus, and you should not rely on our website or such information in making a decision to invest in our common stock.

Business Overview

We are an emerging medical device and biopharmaceutical company developing a nitric oxide (“NO”) generator and delivery system (the “LungFit™ system”) that is capable of generating NO from ambient air. LungFit™ can generate NO up to 400 parts per million (“ppm”) for delivery to a patient’s lungs. LungFit™ can deliver NO either continuously or for a fixed amount of time at various flow rates and has the ability to either titrate dose on demand or maintain a constant dose. We believe that LungFit™ can be used to treat patients on ventilators that require NO, as well as patients with chronic lung disease or acute severe lung infections via delivery through a breathing mask or similar apparatus. Furthermore, we believe that there is a high unmet medical need for patients suffering from certain severe lung infections that LungFit™ can potentially address. Our current areas of focus with the LungFit™ are persistent pulmonary hypertension of the newborn (“PPHN”), severe acute respiratory syndrome coronavirus 2 (SARS CoV-2), bronchiolitis (“BRO”) and nontuberculous mycobacteria (“NTM”). Our current product candidates will be subject to premarket reviews and approvals by the U.S. Food and Drug Administration, or the FDA, as well as similar regulatory agencies in other countries or regions. If approved, our system will be marketed as a medical device in the U.S.

An additional focus of the Company is solid tumors. For this indication the LungFit™ system is not utilized due to the ultra-high concentrations of NO used. We have developed a delivery system that can safely delivery NO concentrations in excess of 5,000 ppm directly to a solid tumor. This program is in pre-clinical development and will require FDA, or similar agency in another country, approval to enter human studies.

With respect to PPHN, our novel LungFit™ is designed to deliver a dosage of NO to the lungs that is consistent with current guidelines for delivery of 20 ppm NO with a range of 0.5 ppm – 80 ppm (low-concentration NO). We believe LungFit™ has many competitive advantages over the current approved NO delivery systems in the U.S., European Union, Japan and other markets. For example, LungFit™ does not require the use of a high-pressure cylinder, utilizes less space than other similar devices, does not require cumbersome purging procedures and places less burden on hospital staff in carrying out safety procedures.

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Our novel LungFit™ can also deliver a high concentration of NO to the lungs, which we believe has the potential to eliminate microbial infections, including bacteria, fungi and viruses, among other benefits. We believe current FDA-approved NO vasodilation treatments would have limited success in treating microbial infections given the low concentrations of NO being delivered. Given that NO is produced naturally by the body as an innate immunity mechanism at a concentration of 200 ppm, supplemental high dose NO should aid in the body’s fight against infection. Based on our clinical studies, we believe that 150 ppm is the minimum therapeutic dose to achieve the desired pulmonary antimicrobial effect of NO. To date, neither the FDA nor equivalent regulatory agencies in other countries or regions have approved any NO formulation and/or delivery system for the delivery of a dosage of NO at 150 ppm or higher to the lungs.

To date, we have conducted the following studies:

Our active pipeline of product candidates is shown in the table below:

†Caution - LungFit™ is an Investigational Device, Limited by Federal (or United States) Law to Investigational Use.

(1) All dates are based on projections and appropriate financing, anticipated first launch on a global basis pending appropriate regulatory approvals

(2) All figures are Company estimates for peak year sales: Global sales potential includes US sales potential

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We plan to submit for premarket approval or (“PMA”) to the FDA during the second quarter of 2020 for the use of the LungFit™ in PPHN. We also expect to make certain regulatory filings outside of the U.S. later in 2020. According to the 2019 year-end report from Mallinckrodt Pharmaceuticals, aggregate sales of low concentration NO in the U.S. were in excess of $540 million in 2019, while sales outside of the U.S., where there are multiple market participants, sales were considerably lower than in the U.S. We believe the U.S. sales potential of LungFit™ in PPHN to be greater than $300 million and worldwide sales potential to be greater than $600 million. If regulatory approval is obtained, we anticipate a product launch in both the U.S. and Israel in 2020 and will continue to launch globally throughout 2021 and beyond.

SARS CoV-2 is a global pandemic and has essentially brought life to a slow crawl in most countries. We have submitted an IDE (investigational device exemption) to the FDA for approval to run a study in COVID-19 (the disease caused by SARS CoV-2 infections) patients. On April 16, 2020, the FDA agreed with the initiation of a clinical study in the U.S. using our LungFitTM system to treat COVID-19 patients. We believe there is ample safety and efficacy data in vitro, in animals and in humans with NO to justify a study to treat COVID-19 patients with 150 ppm dosed intermittently using our LungFit™ BRO system. The fact that our system does not need cylinders allows for us to potentially provide a practical solution to this crisis. We have applied for grants related to COVID-19 in the United States and other countries. However, no funding is required to perform the clinical study that we included in our IDE submitted to FDA.

With respect to bronchiolitis, we initiated a trial for infants hospitalized due to bronchiolitis in the fourth quarter of 2019. The trial is complete and we anticipate data for this study to be available in May of 2020. If the trial is successful, we would perform another study over the 2021/2022 winter in the United States. This pivotal study was originally set to be performed in the 2020/21 winter, but due to the SARS CoV-2 pandemic hospitals will not be considering any new study proposals not related to SARS CoV-2 or COVID-19. Post-trial completion, we would submit a PMA to the FDA about 6 months after trial completion. Regulatory filings outside of the U.S., as long as no additional trials are required, would begin after our review process is completed in the U.S. For this indication, we believe U.S. sales potential to be greater than $500 million and worldwide sales potential to be greater than $1.2 billion.

Our nontuberculous mycobacteria (NTM) program has produced data from four compassionate use subjects and nine patients from a multi-center pilot study completed in 2018. All patients suffered from NTM abscessus infection and had underlying cystic fibrosis. One compassion patient was treated with our nitric oxide generator at the National Heart, Lung and Blood Institute (“NHLBI”). The rest were treated with our NO cylinder-based delivery system. All patients were treated with 160 ppm NO at intermittent 30-minute dosing over 21 days, except one patient who was treated over 26 days and another patient who was treated with 250 ppm NO over 28 days. We expected to begin a study by the middle of 2020 where patients would self-administer high concentration NO at home over a period of 12 weeks with LungFit™. Given the SARS CoV-2 global pandemic, we expect this trial initiation to be delayed until the fourth quarter of calendar 2020. We now anticipate preliminary data for this study will be available during the first half of 2021 and that a full dataset will be available in the second half of 2021. If the trial is successful, we would commence a pivotal study in 2022. For this indication, we believe U.S. sales potential to be greater than $1 billion and worldwide sales potential to be greater than $2.5 billion.

For the solid tumor program, we have not yet released any pre-clinical data and anticipate releasing data later in 2020. Due to the SARS CoV2 pandemic the medical conference where we were scheduled to show our data has been postponed/cancelled.

Our program in chronic obstructive pulmonary disease is in the pre-clinical stage and will remain there, subject to our obtaining additional financing.

For our high concentration platform, as mentioned above, the initial target is lower respiratory tract infections (“LRTI”). Our initial three target indications are COVID-19 patients, infants hospitalized with bronchiolitis (mainly caused by respiratory syncytial virus “RSV”) and patients suffering from NTM and other severe, chronic, refractory lung infections. There are over 1.5 million hospitalizations related to LRTI annually in the U.S., and LRTI is the third leading cause of death worldwide.

NTM lung infection is a rare and serious pulmonary disease associated with increased morbidity and mortality. There is an increasing rate of lung disease caused by NTM, which is an emerging public health concern worldwide. There are approximately 50,000 patients diagnosed with NTM in the U.S., and there are an estimated additional 100,000 patients in the U.S. that have not yet been diagnosed. In Asia, the number of patients suffering from NTM surpasses what is seen in the U.S. To date we have treated only the abscessus form of NTM which comprises approximately 20-25% of all NTM. We will be treating both the abscessus and mycobacterium avium complex (MAC) forms of NTM.

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Patients with NTM lung disease may experience a multitude of symptoms such as fever, weight loss, cough, lack of appetite, night sweats, blood in the sputum and fatigue. Patients with NTM lung disease, specifically abscessus and other forms of NTM that are refractory to antibiotic therapy, frequently require lengthy and repeated hospital stays to manage their condition. There are no treatments specifically indicated for the treatment of NTM abscessus lung disease in North America, Europe or Japan. There is one inhaled antibiotic approved in the U.S. for the treatment of refractory NTM MAC. Current guideline-based approaches to treat NTM lung disease involve multi-drug regimens of anti-biotics that may cause severe, long lasting side effects, and treatment can be as long as 18 months or more. Median survival for NTM MAC patients is approximately 13 years while median survival for patients with other variations of NTM is typically 4.6 years. The prevalence of human disease attributable to NTM has increased over the past two decades. In a study conducted between 1997 and 2007, researchers found that the prevalence of NTM in the U.S. is increasing at approximately 8% per year and that NTM patients on Medicare over the age of 65 are 40% more likely to die over the period of the study than those who did not have the disease (Adjemian et al., 2012). NTM abscessus treatment costs are estimated to be more than double that of NTM MAC. In total, a 2015 publication from co-authors from several U.S. government departments stated that prior year statistics led to a projected 181,037 national annual cases in 2014 costing the U.S. healthcare system approximately $1.7 billion (Strollo et al., 2015).

Over 3 million new cases of bronchiolitis are reported worldwide each year. In the U.S., there are more than 130,000 annual bronchiolitis hospitalizations among children two years of age or younger and approximately 177,000 annual hospitalizations among the elderly population related to RSV infection only with the number rising higher due to other viruses similar to those that cause bronchiolitis in very young children.

Currently, there is no approved treatment for bronchiolitis. The treatment for acute viral lung infections that cause bronchiolitis in infants is largely supportive care and is based primarily on prolonged hospitalization during which the infant receives a constant flow of oxygen to treat hypoxemia, a reduced concentration of oxygen in the blood. In addition, systemic steroids and inhalation with bronchodilators are sometimes utilized until recovery, but we believe these treatments do not successfully reduce hospital length of stay.

We believe, based on the currently understood mechanisms of action of NO, that our LungFit™ can deliver NO at 150 ppm and higher to potentially eliminate bacteria, viruses, fungi and other microbes from the lungs and may also be effective against antibiotic-resistant bacteria. Because our product candidates are not antibiotics, we believe there is a reduced risk of the development of resistant bacteria and there could be synergy with co-administration of antibiotics.

In addition, our LungFit™ can deliver NO at concentrations of 0.5 – 80 ppm consistent with currently approved NO delivery systems for the treatment of PPHN while providing significant advantages associated with the elimination of the use of high-pressure cylinders.

We have a global, exclusive, perpetual license agreement with NitricGen, Inc. for the eNOGenerator and all associated patents and related know-how. Additionally, we have a broad intellectual property portfolio directed to our product candidates and mode of delivery, monitoring parameters and methods of treating specific disease indications. Our intellectual property portfolio consists of issued patents and pending applications, which includes patents we acquired pursuant to the exercise of an option in 2017 granted to us by Pulmonox Technologies Corporation.

Certain Recent Developments

On March 16, 2020, we announced that we had submitted an Investigational Device Exemption (IDE) to the US Food and Drug Administration (FDA for approval to study the use of our LungFit™ -BRO system in patients infected with COVID-19. An IDE approval from FDA is a necessary step before performing any clinical study with a medical device. The FDA typically responds within 30 days of an IDE submission. On April 16, 2020, the FDA agreed with the initiation of a clinical study in the U.S. using our LungFitTM system to treat COVID-19 patients. The LungFitTM will be used in an open-label study, to treat 20 patients between the ages of 22 and 65 years hospitalized with COVID-19. Subjects will be randomized 1:1 and treated with 80 ppm NO administered over 40 minutes, 4 times per day, in addition to standard of care (SOC) or treated with SOC alone. The primary endpoint is time to clinical deterioration as measured by the need for: 1) non-invasive ventilation: or 2) high flow nasal cannula; or 3) intubation. Other endpoints include reduction in viral load, need for supplemental oxygen, hospital length of stay, mortality, safety and various biomarkers.

On March 17, 2020, our wholly owned subsidiary Beyond Air Ireland Limited (“BAL”) entered into a facility agreement (the “Facility Agreement”) with certain lenders pursuant to which the lenders shall loan to BAL up to $25,000,000 in five tranches of $5,000,000 per tranche at the option of BAL (“Tranches”), provided however that BAL may only utilize tranches three through five following FDA approval of our LungFit™ PH product. The loans bear interest at 10% per year and may be prepaid with certain prepayment penalties. Each tranche shall be repaid in installments commencing June 15, 2023 with all amounts outstanding under any tranche due on March 17, 2025. BAL borrowed the first tranche on March 17, 2020. In connection with BAL’s utilization of the first tranche, on March 17, 2020 we issued to the lenders five-year warrants to purchase up to 172,187 shares of common stock at an exercise price of $7.26 per share.

On April 2, 2020 we entered into an At-The-Market Equity Offering Sales Agreement (the “Sales Agreement”) with SunTrust Robinson Humphrey, Inc. and Oppenheimer & Co. (collectively, the “Agents”) under which we may offer and sell, from time to time at its sole discretion, shares of our common stock having an aggregate offering price of up to $50,000,000 through the Agents as our sales agent. The issuance and sale, if any, of common stock under the Sales Agreement was pursuant to our shelf registration statement on Form S-3 (File No. 333-231416) declared effective by the SEC on July 2, 2019, the prospectus supplement relating to the offering filed with the SEC on April 2, 2020, and any applicable additional prospectus supplements related to the offering that form a part of the that registration statement.

Subject to the terms and conditions of the Sales Agreement, the Agents may sell the common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act. The Agents will use commercially reasonable efforts to sell the common stock from time to time, based upon instructions from us (including any price, time or size limits or other customary parameters or conditions we may impose). We will pay the Agents a commission equal to up to three percent (3%) of the gross sales proceeds of any common stock sold through the Agents under the Sales Agreement, and also have provided the Agents with certain indemnification rights.

We are not obligated to make any sales of common stock under the Sales Agreement. The offering of shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all common stock subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with its terms.

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THE OFFERING

Issuer	Beyond Air, Inc.

Common stock offered by selling stockholders	172,187 shares of common stock issuable upon exercise of outstanding warrants

Common Stock Outstanding	16,447,769 as of May 6, 2020 excluding:

●	5,504,585 shares issuable upon the exercise of all outstanding warrants;
●	3,055,099 shares issuable upon the exercise of all outstanding stock options; and
●	654,000 shares issuable upon the exercise of all vested restricted stock.

Following this offering, we will have 16,619,956 shares of common stock outstanding if all 172,187 warrant shares being registered hereunder are exercised, excluding

●	5,332,398 shares issuable upon the exercise of certain warrants;
●	3,055,099 shares issuable upon the exercise of all outstanding stock options; and
●	654,000 shares issuable upon the exercise of all vested restricted stock.

Terms of the Offering	The selling stockholders will determine when and how it will sell the Common stock offered in this Prospectus, as described in “Plan of Distribution.”

Use of Proceeds	The selling stockholders will receive the proceeds from the sale of shares of common stock offered hereby. We will not receive any proceeds from the sale of the shares of common stock offered hereby. We will receive the amount of the exercise price of any warrants that are exercised for cash. We will pay the expenses (other than any broker’s commissions and similar expenses) of this offering.

Trading Market	Our common stock is listed on the Nasdaq Capital Market under the symbol “XAIR”.

Risk Factors:	See “Risk Factors beginning on page 7 for risks you should consider before investing in our securities.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described below and in our most recent Annual Report on Form 10-K as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the Commission, which are incorporated by reference into this prospectus. Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information.”

Our planned LungFit™ BRO COVID-19 program may never enter into clinical testing or be approved.

In response to the global outbreak of coronavirus, we are planning to study our LungFitTM BRO system as a treatment option for patients with COVID-19. If the outbreak is effectively contained or the risk of coronavirus infection is diminished or eliminated, including if other parties are successful in producing an effective vaccine or other treatment for COVID-19, before we can successfully test our LungFitTM BRO system on patients with COVID-19, the commercial viability of such product candidate for this indication may be diminished. We are also committing financial resources and personnel to this study which may cause delays in or otherwise negatively impact our other development programs, despite uncertainties surrounding the longevity and extent of coronavirus as a global health concern. Our business could be negatively impacted by our allocation of significant resources to a global health threat that is unpredictable and could rapidly dissipate or against which our LungFitTM BRO system may not be effective. Even if clinical testing shows that our LungFit™ BRO system is an effective treatment option for patients with COVID-19 and we receive clearance from the FDA, other parties may produce a more effective or more cost-effective treatment for COVID-19, which may lead to our LungFit™ BRO system not being adopted in the marketplace or not receiving insurance or government reimbursement. It may also lead to the diversion of governmental and quasi-governmental funding away from us and toward other companies.

Recent trading in our common stock has been volatile and may continue to be volatile in the future.

Our common stock has recently experienced extreme volatility. In the prior 60 days, our common stock has closed as low as $3.94 per share and as high as $10.93 per share, with heavy daily trading volume. After our March 16, 2020 announcement that we had submitted an Investigational Device Exemption (IDE) to the FDA for approval to study the use of our LungFit™ -BRO system in patients infected with COVID-19, the trading price of our common stock increased with high trading volume.  Our common stock may continue to be volatile and could materially fall for a number of reasons including:

●	Announcements by competitors that they have successfully produced an effective vaccine or other treatment option for COVID-19;
●	Public announcement that the rapid spread of the coronavirus has receded;
●	Announcements by us of results from future clinical trials, if any, showing that the use of our LungFitTM BRO system is not an effective treatment option for patients with COVID-19;
●	The continued large declines in major stock market indexes which causes investors to sell our common stock;
●	The termination of any other factors which may have created volatility and spike in volume; or
●	Other possible reasons for volatility which we have disclosed in our reports filed with the SEC and incorporated by reference into this prospectus.

We cannot assure you that our stock price and volume will remain at current levels in which case investors may sustain large losses.

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We face business disruption and related risks resulting from the recent pandemic of the novel coronavirus 2019 (COVID-19), which could have a material adverse effect on our business plan.

The development of our product candidates could be disrupted and materially adversely affected by the recent outbreak of COVID-19. As a result of measures imposed by the governments in affected regions, businesses and schools have been suspended due to quarantines intended to contain this outbreak. The spread of COVID-19 from China to other countries has resulted in the Director General of the World Health Organization declaring COVID-19 a pandemic on March 11, 2020.  International stock markets have begun to reflect the uncertainty associated with the slow-down in the Chinese economy and the reduced levels of international travel experienced since the beginning of January and the significant declines in the Dow Industrial Average at the end of February and in March 2020 was largely attributed to the effects of COVID-19. We are still assessing our business plans and the impact COVID-19 may have on our ability to conduct our preclinical studies and clinical trials or rely on our third-party manufacturing and supply chain, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID019 or its consequences, including downturns in business sentiment generally or in our sector in particular.  Site initiation and patient enrollment may be delayed or disrupted due to prioritization of hospital and medical resources toward the COVID-19 pandemic or inability to access hospital and other clinical sites.   The extent to which the COVID-19 pandemic and global efforts to contain its spread will impact our operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity and scope of the pandemic and the actions taken to contain or treat the COVID-19 pandemic.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for (A) any derivative action or proceeding brought on behalf of us; (B) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (C) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation or our Bylaws; or (D) any action asserting a claim against us governed by the internal affairs doctrine. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction.

The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

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USE OF PROCEEDS

The selling stockholders will receive the proceeds from the sale of shares of common stock offered hereby. We will not receive any proceeds from the sale of the shares of common stock offered hereby. We will however receive gross proceeds from the exercise of any warrants exercised for cash. We will pay the expenses (other than any broker’s commissions and similar expenses) of this offering.

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DESCRIPTION OF MARCH 2020 FINANCING

On March 17, 2020, our wholly owned subsidiary Beyond Air Ireland Limited (“BAL”) entered into a facility agreement (the “Facility Agreement”) with certain lenders pursuant to which the lenders shall loan to BAL up to $25,000,000 in five tranches of $5,000,000 per tranche at the option of BAL (“Tranches”), provided however that BAL may only utilize tranches three through five following FDA approval of our LungFit™ PH product. The loans bear interest at 10% per year and may be prepaid with certain prepayment penalties. Each tranche shall be repaid in installments commencing June 15, 2023 with all amounts outstanding under any tranche due on March 17, 2025. BAL borrowed the first tranche on March 17, 2020.

In connection with BAL’s utilization of the first tranche, on March 17, 2020 we issued to the lenders five-year warrants to purchase up to 172,187 shares of common stock at an exercise price of $7.26 per share. We also agreed to issue to the lenders additional warrants to purchase shares of common stock upon utilization of tranches two through five as set forth below:

●	Tranche two: Warrants to purchase up to 25% of tranche two commitment divided by the five-day VWAP prior to utilization date
●	Tranches three through five: Warrants to purchase up to 10% of the applicable tranche commitment divided by the five-day VWAP prior to respective utilization dates

The warrants issued upon utilization of tranches two through five shall have an exercise price of the greater of $3.66 per share or the five-day VWAP prior to their respective utilization dates.

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SELLING STOCKHOLDERS

This prospectus relates to the offer and sale from time to time of up to 172,187 shares of our common stock underlying warrants issued on March 17, 2020.

Except as noted in the table below or elsewhere in this prospectus, none of the selling stockholders has had a material relationship with us other than as a stockholder at any time within the past three years or has ever been one of our, or our affiliates’, officers or directors. Each of the selling stockholders has acquired its shares of our common stock to be resold hereunder in the ordinary course of business and, at the time of acquisition, none of the selling stockholders was a party to any agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock to be resold by such selling stockholder under this registration statement.

Because a selling stockholder may sell all, some or none of the shares of common stock it holds, and because the offering contemplated by this prospectus is not underwritten, no estimate can be given as to the number of shares of common stock that will be held by a selling stockholder upon termination of the offering. The information set forth in the following table regarding the beneficial ownership after resale of shares is based upon the hypothetical assumption that the selling stockholders will sell all of the shares of common stock owned by it and covered by this prospectus.

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In accordance with the rules and regulations of the Commission, in computing the number of shares of common stock (as applicable) beneficially owned by a person and the percentage ownership of that person, shares issuable through the exercise of any option, warrant or right, through conversion of any security held by that person that are currently exercisable or that are exercisable within 60 days are included. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

Shareholder		Shares Owned Prior to the Offering	Number of Shares Offered (1)	Shares Owned After the Offering (2)	Percent Owned After the Offering (2)
Charles Alexandre Mosseri-Marlio		1,708,816	108,816	1,600,000	9.7%
Gregory Lisi		80,282	3,444	76,838	*
Jacques Mosseri-Marlio	(3)	180,593	7,232	173,361	1.1%
Anne Mosseri-Marlio		41,519	1,929	39,590	*
Jacqueline Lesley Mosseri- Marlio		25,372	1,171	23,661	*
Deutsch Family Investment Partnership	(4)	47,527	689	46,838	*
Todd Deutsch	(5)	24,109	689	23,420	*
Jarrod Newman	(6)	10,354	1,034	9,320	*
Jon Newman	(7)	51,850	1,722	50,128	*
Michael Geschwer		48,851	1,722	47,129	*
James P. Agah		73,726	6,888	66,838	*
Gans Family Investments		3,444	1,722	0	0%
Sondra Lisi		7,544	3,444	4,100	*
Steven and Joyce Lang		10,789	689	10,100	*
James Doolan		57,188	1,722	55,466	*
Enrique Derzovich	(8)	75,194	1,722	391946	2.4%
Victor Arrese Castañé		393,668	6,888	68,306	*
Modosa 1994, SL		51,548	6,888	44,660	*
Arrese Castañé Grup		64,935	6,888	58,047	*
Jordi Arrese Castañé		70,194	6,888	68,306	*

*	Less than one percent.

(1)	Shares of common stock issuable upon exercise of warrants issued in March 2020.

(2)	Based on 16,447,769 shares issued and outstanding as of April 30.

(3)	Includes 23,419 shares of common stock issuable upon exercise of warrants issued in February 2018 (the “February 2018 Warrants”).

(4)	Includes 23,419 shares of common stock issuable upon exercise of the February 2018 Warrants.

(5)	includes 11,710 shares of common stock issuable upon exercise of the February 2018 Warrants.

(6)	Includes 4,684 shares of common stock issuable upon exercise of the February 2018 Warrants.

(7)	Includes 17,564 shares of common stock issuable upon exercise of the February 2018 Warrants.

(8)	Includes 90,086 shares of common stock issuable upon exercise of warrants issued in January 2017 and the February 2018 Warrants.

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PLAN OF DISTRIBUTION

Our common stock is quoted on the Nasdaq Capital Market under the symbol “XAIR.”

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each and any sale.

The selling stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. The common stock may be sold in one or more transactions at fixed prices, and, if and when our common stock is regularly quoted on an over-the-counter market or on a national securities exchange, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling the common stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions;
●	whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or any other method permitted pursuant to applicable law

The selling stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended, referred to as the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF SECURITIES

General

The following describes the material terms of the capital stock of the Company. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Company’s Amended and Restated Certificate of Incorporation and Bylaws. All prospective investors are urged to read our Amended and Restated Certificate of Incorporation and Bylaws carefully and in their entirety.

Authorized Capital Stock; Issued and Outstanding Capital Stock

We are authorized to issue up to 100,000,000 shares of our common stock, par value $0.0001 per share, of which 16,447,769 shares are issued and outstanding as of May 6, 2020.

Additionally, we are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to vote of our stockholders, including the election of directors. Holders of our common stock are not entitled to cumulate their votes for the election of directors. Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of our Board of Directors with respect to one or more series of our preferred stock, the entire voting power and all voting rights is vested exclusively in our common stock.

Holders of our common stock are not entitled to receive dividends except if declared by our Board of Directors and are not be entitled to a liquidation preference in respect of their shares of common stock. Upon liquidation, dissolution or winding up of our company, the holders of our common stock would be entitled to receive pro rata all assets remaining for distribution to stockholders after the payment of all of our liabilities and of all preferential amounts to which any series of our preferred stock may be entitled.

Holders of our common stock have no preemptive or subscription rights, and have no rights to convert their common stock into any other securities. The common stock is not subject to call or redemption.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes our Board of Directors to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and dissolution preferences or any wholly unissued series of our preferred stock, and the number of shares constituting any such series and the designation thereof, or any of them.

Our Amended and Restated Certificate of Incorporation also provides that our Board of Directors is expressly authorized to increase or decrease (but not below the number of shares of such series of preferred stock then outstanding) the number of shares of any series of preferred stock subsequent to the issue of shares of that series.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the Commission, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;
●	the number of shares we are offering;
●	the liquidation preference per share;

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●	the purchase price;
●	the dividend rate, period and payment date and method of calculation for dividends;
●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
●	any contractual limitations on our ability to declare, set aside or pay any dividends;
●	the procedures for any auction and remarketing, if any;
●	the provisions for a sinking fund, if any;
●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
●	any listing of the preferred stock on any securities exchange or market;
●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
●	voting rights, if any, of the preferred stock;
●	preemptive rights, if any;
●	restrictions on transfer, sale or other assignment, if any;
●	whether interests in the preferred stock will be represented by depositary shares;
●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Warrants

Please see “Description of the March 2020 Financing” in this prospectus for a summary of the terms of the warrants issued to the selling stockholders.

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Indemnification of Officers and Directors

Incorporated in the State of Delaware, the Company is subject to the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s by-law, agreement, vote or otherwise.

Our Amended and Restated Certificate of Incorporation provides that we shall indemnify our directors, officers and agents (and any other persons to which applicable law permits the Company to provide indemnification) whether serving us or at our request, any other entity, to the full extent required or permitted by the DGCL, including the advancement of expenses under the procedures and to the full extent permitted by law.

Our Amended and Restated By-laws (“Bylaws”) provide that, we shall indemnify our directors and executive officers (“executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the extent not prohibited by the DGCL or any other applicable law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and executive officers; and, provided, further, that we shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in the Company under the DGCL or any other applicable law or (iv) such indemnification is required to be made under section 44(d) of the Bylaws.

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We have power to indemnify our other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.

Anti-Takeover Effects and Exclusive Form Provisions of our Charter Documents and Delaware Law

Delaware Law

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless:

●	prior to this time, our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, subject to certain exceptions; or
●	at or subsequent to such time, the business combination is approved by our Board of Directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

●	any merger or consolidation involving the Company and the interested stockholder;
●	any transaction with the interested stockholder involving any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of the Company having a market value of 10% or more of either the consolidated assets of the Company or the market value of all of the Company’s outstanding stock (whether in one transaction or in a series of transactions);
●	any transaction that results in the issuance or transfer by the Company of any stock of the Company to the interested stockholder, subject to limited exceptions;
●	any transaction involving the Company that has the effect of increasing the proportionate share of the stock of any class or series of the Company beneficially owned by the interested stockholder; or
●	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the Company.

In general, Section 203 defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

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Amended and Restated Certificate of Incorporation and Bylaw Provisions

Our Amended and Restated Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change of control of our company or change in our Board of Directors, including transactions in which our stockholders might otherwise receive a premium for their shares of our common stock, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Amended and Restated Certificate of Incorporation and Bylaws and applicable Delaware law:

●	permit our Board of Directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and dissolution preferences);

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by a vote of a majority of directors then in office;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●	provide that, unless we otherwise consent to an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (A) any derivative action or proceeding brought on behalf of us; (B) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (C) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation or our Bylaws; or (D) any action asserting a claim against us governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to the foregoing exclusive forum.

Other than the provision with respect to the issuance of preferred stock, the amendment of which would require approval by holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, any amendment to the other provisions described above requires the vote of holders of at least 66% (2/3) of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

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LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries for the transition period ended March 31, 2018 and fiscal year ending December 31, 2017 have been incorporated by reference in this registration statement in reliance upon the reports of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Beyond Air, Inc. and subsidiaries as of and for the year ended March 31, 2019 have been incorporated by reference in the registration statement in reliance upon the report of Friedman LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Commission using the Commission’s EDGAR system. You may inspect these documents and copy information from them at the Commission’s offices at public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the Commission and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the Commission and they are incorporated herein by reference as of their respective dates of filing.

●	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on June 28, 2019;
●	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, filed with the SEC on February 7, 2020;
●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 6, 2019;
●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 14, 2019;
●

Our Current Reports on Form 8-K filed with the SEC on April 17, 2019; May 3, 2019, June 7, 2019, June 28, 2019, July 15, 2019, November 27, 2019, December 9, 2019, December 12, 2019, December 20, 2019, March 5, 2020, March 18, 2020, March 20, 2020, April 2, 2020 and April 16, 2020; and

●	The description of certain capital stock contained in our Registration Statement 8-A filed on May 3, 2019, as it may further be amended from time to time.

All documents that we filed with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Steven Lisi, c/o Beyond Air, Inc., at 825 East Gate Boulevard, Suite 320 Garden City, New York 11530. Our telephone number is (516) 665-8200. Information about us is also available at our website at http://www.beyondair.net. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Company is paying all expenses of the offering. The following table sets forth all expenses to be paid by the registrant. All amounts shown are estimates except for the registration fee.

SEC registration fee	$167.51
Legal fees and expenses	$25,000
Accounting fees and expenses	$11,500
Miscellaneous	$3,332.49
Total	$40,000

Item 15. Indemnification of Directors and Officers.

Incorporated in the State of Delaware, the Company is subject to the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s by-law, agreement, vote or otherwise.

Our Amended and Restated Certificate of Incorporation provides that we shall indemnify our directors, officers and agents (and any other persons to which applicable law permits the Company to provide indemnification) whether serving us or at our request, any other entity, to the full extent required or permitted by the DGCL, including the advancement of expenses under the procedures and to the full extent permitted by law.

Our Amended and Restated By-laws (“Bylaws”) provide that, we shall indemnify our directors and executive officers (“executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the extent not prohibited by the DGCL or any other applicable law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and executive officers; and, provided, further, that we shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in the Company under the DGCL or any other applicable law or (iv) such indemnification is required to be made under section 44(d) of the Bylaws.

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We have power to indemnify our other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.

Item 16. Exhibits.

The following exhibits are filed with this Registration Statement.

Exhibit Number	Description of Document
2.1	Agreement and Plan of Merger and Reorganization, dated as of December 29, 2016, by and among Beyond Air, Inc. and Advanced Inhalation Therapies Ltd., filed as Exhibit 2.1 to our Current Report on Form 8-K, as amended and filed with the Commission on March 15, 2017 and incorporated herein by reference.
2.2	First Amendment to Agreement and Plan of Merger and Reorganization, dated as of January 12, 2017, by and among Beyond Air, Inc. and Advanced Inhalation Therapies Ltd., filed as Exhibit 2.2 to our Current Report on Form 8-K, as amended and filed with the Commission on March 15, 2017 and incorporated herein by reference.
2.3	Merger Completion Certificate, dated December 29, 2016, by and among Red Maple Ltd. and Advance Inhalation (AIT) Ltd., filed as Exhibit 2.3 to our Current Report on Form 8-K, as amended and filed with the Commission on March 15, 2017 and incorporated herein by reference.
3.1	Amended and Restated Certificate of Incorporation of Beyond Air, Inc., filed as Exhibit 3.1 to our Current Report on Form 8-K, as amended and filed with the Commission on March 15, 2017 and incorporated herein by reference.
3.2	Amended and Restated Bylaws of Beyond Air, Inc. filed as Exhibit 3.2 to our Current Report on Form 8-K, as amended and filed with the Commission on March 15, 2017 and incorporated herein by reference.
3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated June 25, 2019, filed as Exhibit 3.3. to our Annual Report on Form 10-K as filed with the Commission on June 28, 2019 and incorporated herein by reference.
4.1	Form of Warrant, filed as Exhibit 4.1 to our Current Report on Form 8-K on March 20, 2020 and incorporated herein by reference.
5.1*	Opinion of Sichenzia Ross Ference LLP.
23.1*	Consent of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global.
23.2*	Consent of Friedman LLP.
23.3*	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to our Registration Statement on Form S-3 filed with the Commission on May 1, 2020 and incorporated herein by reference).

* Previously filed.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Garden City, State of New York on this 7th day of May 2020.

BEYOND AIR, INC

By:	/s/ Steven Lisi
Steven Lisi
Chairman and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

	Name	Position	Date

	/s/ Steven Lisi	Chairman and Chief Executive Officer (Principal Executive Officer)	May 7, 2020
Steven Lisi

	/s/ Douglas Beck	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 7, 2020
Douglas Beck

	/s/ Amir Avniel *	Chief Operating Officer and Director	May 7, 2020
Amir Avniel

	/s/ Erick Lucera *	Director	May 7, 2020
Erick Lucera

	/s/ Yoori Lee *	Director	May 7, 2020
Yoori Lee

	/s/ William Forbes *	Director	May 7, 2020
William Forbes

	/s/ Ron Bentsur *	Director	May 7, 2020
Ron Bentsur

	/s/ Robert Carey *	Director	May 7, 2020
Robert Carey

*By:	/s/ Steven Lisi	Attorney-in-Fact	May 7, 2020
Steven Lisi

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